                                                                    EXHIBIT 99.1

                           [DRESSER, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE

          DRESSER, INC. REPORTS FOURTH QUARTER, 2001 FINANCIAL RESULTS

DALLAS (February 28, 2002)--Dresser, Inc. today announced financial results for the fourth quarter ended December 31, 2001. The Company recorded revenues of $407.6 million for the period, an increase of 11.6% over the $365.3 million recorded for the same period last year. Operating income for the quarter ended December 31, 2001 was $41.4 million, compared to $46.5 million for the fourth quarter last year. EBITDA for the fourth quarter of 2001 was $59.6 million, compared to $58.4 million for the same period in 2000. Included in fourth quarter results were the contributions of Entech, an acquisition reported earlier, which added revenues of $15.7 million and EBITDA of $1.8 million.

Gross margin for the quarter was 29.6%, compared to 32.0% for the same period in 2000, primarily as a result of lower margins in the Flow Control business segment. SG&A was 19.4% of revenues, compared to 19.2% for the year ago quarter. Backlog at December 31, 2001 stood at $419.5 million, compared to $440.5 million at the end of the quarter ended September 30, 2001 and $362.7 million at December 31, 2000.

For the fiscal year ended December 31, 2001, revenues were $1,545.8 million, compared to $1,408.5 million for the 12 months of 2000. Operating income for the 12 months of 2001 was $166.7 million, compared to $170.5 million for the year ago period. EBITDA for the 12 months ended December 31 was $225.5 million, compared to $219.7 million last year. Included in the full year results are Entech revenues of $36.1 million and EBITDA of $3.6 million.

Patrick Murray, President and Chief Executive Officer of Dresser, Inc., said, "Our financial results in 2001 were driven by favorable energy demand and oil & natural gas prices throughout the first half of the year. Our Power Systems segment generated record results from strong demand for natural gas engines used for gas compression and power generation. Flow Control and Measurement Systems results were negatively impacted by lower margins, which offset the benefit from higher revenues in the year. Manufacturing inefficiencies and the acquisition of Entech, which had lower margins than our existing flow control business, contributed to a margin decrease in Flow Control, while weakness in the general industrial economy contributed to a margin decrease in Measurement Systems.

"In the second half of the year energy demand and oil & natural gas prices significantly declined, which coupled with continuing economic weakness impacted demand for our products in the fourth quarter" said Murray. "Momentum in the business at the beginning of the quarter offset the deteriorating market environment to help generate the slight increase in year-over year EBITDA."

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Dresser, Inc. Reports Fourth Quarter Financial Results                         2

Continued Murray, "During the fourth quarter there was no significant improvement in the outlook for energy demand or natural gas prices, and the general industrial economy remained soft. As a result we see surplus capacity in the natural gas compression industry and expect substantial revenue declines and margin pressure in our Power Systems Segment. We also expect to see additional weakness in the non-retail fuel dispenser part of our Measurement Systems Segment until the general industrial economy improves. On the whole we believe that we will see a 10% to 20% decrease year-on-year in EBITDA in the first quarter. In light of the difficult market environment we will be focused throughout 2002 on actions to reduce our cost structure and resolve the manufacturing efficiency issues that are depressing margins in Flow Control."

CONFERENCE CALL

The Company's earnings conference call will be Thursday, February 28, at 12:00 p.m. EST, 11:00 a.m. CST. Following a brief presentation, participants will have the opportunity to ask questions. To participate in the call, dial 1-800-524-4293 (INTERNATIONAL DIAL 706-679-0668), TEN MINUTES before the conference call begins and ask for the Dresser conference. To access the replay of the conference call, dial 1-800-642-1687 (INTERNATIONAL DIAL 706-645-9291) AND ENTER PASSCODE 3362827. Replay will be available until midnight, March 1, 2002.

There will also be a real-time audio webcast of the conference call by PrimeCast. To listen to the live call, go to the Dresser website at www.dresser.com, select Investor Relations then Web Cast or click https://www.dresser.com/internet/pages/investorrelations/index.cfm at least 15 minutes before the start of the call to register, download, and install any necessary audio software. Individuals accessing the audio webcast will be "listen only" and will not have the capability to take part in the Q&A session.

A digital replay will be available one hour after the conclusion of the call. Interested individuals can access the webcast replay at https://www.dresser.com/internet/pages/investorrelations/index.cfm by clicking the link.

Headquartered in Dallas, Texas, Dresser, Inc. is a worldwide leader in the design, manufacture and marketing of highly engineered equipment and services sold primarily to customers in the flow control, measurement, and power systems segments of the energy industry. Dresser has a widely distributed global presence, with over 8,500 employees and a sales presence in over 100 countries worldwide. The company's website can be accessed at www.dresser.com.

SAFE HARBOR STATEMENT:

In addition to the historical data contained herein, this document includes forward-looking statements regarding the future revenues and earnings of the Company, as well as expectations regarding backlog, orders and capital expenditures, made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from those described in forward-looking statements. Such statements are based on current expectations of the Company's performance and are subject to a variety of factors, not under the control of the Company, which can affect the Company's results of operations, liquidity or financial condition. Such factors may include overall demand for, and pricing of, the Company's products; the size and timing of orders; changes in the price and demand for oil and natural gas in both domestic and international markets;

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Dresser, Inc. Reports Fourth Quarter Financial Results                         3

conditions in the general manufacturing economy; political and social issues affecting the countries in which the Company does business; fluctuations in currency markets worldwide; and variations in global economic activity. In particular, current and projected oil and natural gas prices as well as demand for energy directly affect some customers' spending levels and their related purchases of many of the Company's products and services.

Because the information herein is based solely on data currently available, it is subject to change as a result of changes in conditions over which the Company has no control or influence, and should not therefore be viewed as assurance regarding the Company's future performance. Additionally, the Company is not obligated to make public indication of such changes unless required under applicable disclosure rules and regulations.

                                     # # #

COMPANY CONTACT:                            MEDIA CONTACT:
  STEWART YEE                                 DON KING
  DIRECTOR OF CORPORATE COMMUNICATIONS        BATES CHURCHILL INVESTOR RELATIONS
  (972) 361-9933                              (713) 267-7280
  stewart.yee@dresser.com                     dking@batesww.com

                                  DRESSER, INC.
                            CONSOLIDATED STATEMENT OF
                                    EARNINGS
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                         THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                            DECEMBER 31,             DECEMBER 31,
                                       --------------------    --------------------
                                         2001        2000        2001        2000
                                       --------    --------    --------    --------
Revenues                               $  407.6    $  365.3    $1,545.8    $1,408.5
Cost of revenues                          287.0       248.5     1,075.2       963.3
                                       --------    --------    --------    --------
  Gross earnings                          120.6       116.8       470.6       445.2

Selling, engineering, administrative
  and general expenses                     79.2        70.3       303.9       274.7
                                       --------    --------    --------    --------
Operating Income                           41.4        46.5       166.7       170.5
Interest expense                          (22.3)       (2.4)      (68.7)       (2.7)
Other income (deductions)                  (1.2)        6.8         1.5         9.1
                                       --------    --------    --------    --------
Earnings before taxes                      17.9        50.9        99.5       176.9
Income taxes                              (10.4)      (27.8)      (42.7)      (68.1)
                                       --------    --------    --------    --------
Net earnings                           $    7.5    $   23.1    $   56.8    $  108.8
                                       ========    ========    ========    ========







                                  DRESSER, INC.
                           SUMMARY BALANCE SHEET DATA
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                        DECEMBER 31,
                                      2001       2000
                                    --------   --------
Cash and Cash Equivalents           $   97.2   $   19.7
Working Capital*                    $  463.5   $  435.0
Total Assets                        $1,589.7   $1,077.1
Long-Term Debt, including Current
Portion                             $1,025.0   $    0.2
Total Debt                          $1,064.3   $   18.9

* Accounts receivable and inventories less accounts payable only.

                                  DRESSER, INC.
                         INFORMATION BY BUSINESS SEGMENT
                                   (UNAUDITED)
                                  (IN MILLIONS)

                                   THREE MONTHS ENDED     TWELVE MONTHS ENDED
                                 --------------------    --------------------
                                   2001        2000        2001        2000
                                 --------    --------    --------    --------
Revenues:
  Flow Control                     $  159.6    $  136.9    $  622.8    $  549.3
  Measurement Systems                 162.4       149.8       573.3       562.8
  Power Systems                        87.2        79.9       355.3       301.2
  Eliminations                         (1.6)       (1.3)       (5.6)       (4.8)
                                   --------    --------    --------    --------
                                   $  407.6    $  365.3    $1,545.8    $1,408.5
                                   ========    ========    ========    ========

Operating Income:
  Flow Control                     $   13.0    $   17.6    $   67.4    $   77.1
  Measurement Systems                  20.7        21.1        56.7        64.0
  Power Systems                        15.3        11.5        59.8        42.0
  Eliminations                         (7.6)       (3.7)      (17.2)      (12.6)
                                   --------    --------    --------    --------
                                   $   41.4    $   46.5    $  166.7    $  170.5
                                   ========    ========    ========    ========
EBITDA:
  Flow Control                     $   20.0    $   22.7    $   90.9    $   97.7
  Measurement Systems                  24.6        25.2        74.7        80.4
  Power Systems                        18.1        14.1        72.2        54.1
  Eliminations                         (3.1)       (3.6)      (12.3)      (12.5)
                                   --------    --------    --------    --------
                                   $   59.6    $   58.4    $  225.5    $  219.7
                                   ========    ========    ========    ========

SUPPLEMENTAL INFORMATION:
Depreciation and Amortization:
  Flow Control                     $    7.0    $    5.1    $   23.5    $   20.6
  Measurement Systems                   3.9         4.1        18.0        16.4
  Power Systems                         2.8         2.6        12.4        12.1
  Eliminations                          4.5         0.1         4.9         0.1
                                   --------    --------    --------    --------
                                   $   18.2    $   11.9    $   58.8    $   49.2
                                   ========    ========    ========    ========

Capital Expenditures:
  Flow Control                     $    3.7    $    2.7    $    8.4    $    7.1
  Measurement Systems                   3.2         2.6        16.9        12.4
  Power Systems                         3.8         1.6         9.8         7.8
  Eliminations                          0.9          --         0.9          --
                                   --------    --------    --------    --------
                                   $   11.6    $    6.9    $   36.0    $   27.3
                                   ========    ========    ========    ========

Backlog:
  Flow Control                     $  295.2    $  202.7    $  295.2    $  202.7
  Measurement Systems                  76.5        76.3        76.5        76.3
  Power Systems                        51.5        89.0        51.5        89.0
  Eliminations                         (3.7)       (5.3)       (3.7)       (5.3)
                                   --------    --------    --------    --------
                                   $  419.5    $  362.7    $  419.5    $  362.7
                                   ========    ========    ========    ========